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                                                                       EXHIBIT 6







                                 INVESTORS AGREEMENT


                                     dated as of


                                  December 18, 1997



                                        among


                            IPC INFORMATION SYSTEMS, INC.
                              CABLE SYSTEMS HOLDING, LLC



                                         AND


                          CERTAIN OTHER PERSONS NAMED HEREIN










________________
      * Cable Systems International, Inc. to be added as a signatory in the event CSI owns IPC stock.



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                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE 1  DEFINITIONS
Section 1.01.  Definitions.....................................................1

ARTICLE 2  CORPORATE GOVERNANCE AND MANAGEMENT
Section 2.01.  Composition of the Board........................................6
Section 2.02.  Removal.........................................................7
Section 2.03.  Vacancies.......................................................7
Section 2.04.  Action by the Board.............................................7
Section 2.05.  Conflicting Charter or Bylaw Provision..........................8
Section 2.06.  IXNET Board.....................................................8

ARTICLE 3  RESTRICTIONS ON TRANSFER
Section 3.01.  General.........................................................8
Section 3.02.  Legends.........................................................8
Section 3.03.  Permitted Transferees...........................................9
Section 3.04.  Restrictions on Transfers by Kleinknecht Shareholders...........9
Section 3.05.  Restrictions on Transfers by Walsh Shareholders and Servidio
               Shareholders....................................................9

ARTICLE 4  TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS
Section 4.01.  Rights to Participate in Transfer..............................10
Section 4.02.  Right to Compel Participation in Certain Transfers.............12

ARTICLE 5  REGISTRATION RIGHTS
Section 5.01.  Demand Registration............................................13
Section 5.02.  Piggyback Registration.........................................16
Section 5.03.  Holdback Agreements............................................17
Section 5.04.  Registration Procedures........................................17
Section 5.05.  Indemnification by the Company.................................20
Section 5.06.  Indemnification by Participating Shareholders..................21
Section 5.07.  Conduct of Indemnification Proceedings.........................21
Section 5.08.  Contribution...................................................22
Section 5.09.  Participation in Public Offering...............................23
Section 5.10.  Rule 144.......................................................24
Section 5.11.  No Transfer of Registration Rights.............................24

ARTICLE 6  CERTAIN COVENANTS AND AGREEMENTS
Section 6.01.  Limitations on Subsequent Registration.........................24
Section 6.02.  Limitation on Purchase of Common Stock.........................24

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ARTICLE 7  MISCELLANEOUS
Section 7.01.  Entire Agreement...............................................25
Section 7.02.  Binding Effect; Benefit........................................25
Section 7.03.  Assignability..................................................25
Section 7.04.  Amendment; Waiver; Termination.................................25
Section 7.05.  Notices........................................................26
Section 7.06.  Headings.......................................................28
Section 7.07.  Counterparts...................................................28
Section 7.08.  Governing Law..................................................28
Section 7.09.  Specific Enforcement...........................................29
Section 7.10.  Certain Actions................................................29
Section 7.11.  Consent to Jurisdiction; Expenses..............................29
Section 7.12.  Severability...................................................30
Section 7.13.  Additional Stockholder.........................................30
Section 7.14.  Schedule I.....................................................30
Section 7.15   Effectiveness..................................................30

Schedule I    Securities Ownership

Exhibit A     Form of Joinder Agreement

                                         -ii-
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                                                                      SCHEDULE I


                                 Securities Ownership








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                                                                       EXHIBIT A


                              Form of Joinder Agreement




IPC Information Systems, Inc.
88 Pine Street
New York, New York  10005

Attention:  Chief Executive Officer

Gentlemen:

         In consideration of the transfer to the undersigned of _____ Shares of Common Stock, par value $.01 per share, [Describe any other security being transferred] of IPC Information Systems, Inc., a Delaware corporation (the "Company"), the undersigned represents that it is a Permitted Transferee of [Insert name of transferor] and agrees that, as of the date written below, [he] [she] [it] shall become a party to, and a Permitted Transferee as defined in, that certain Investors Agreement dated as of December 18, 1998, as such agreement may have been or may be amended from time to time (the "Agreement"), among the Company and the persons named therein, and as a Permitted transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor as though an original party thereto and shall be deemed a [Kleinknecht Shareholder] [CSH Shareholder] for purposes thereof.

         Executed as of the    day of        ,

              TRANSFEREE:
                          ----------------------------

              Address:
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